SYS Technologies Acquires Antin Engineering Friday, January 07, 2005

Increases Revenues and Further Expands Business Capabilities in Homeland Security and Public Safety Markets

SAN DIEGO--(BUSINESS WIRE)--Jan. 7, 2005--SYS Technologies, (AMEX: SYS - News), a provider of engineering, management and information technology consulting services and solutions to commercial and U.S. government customers, announced today that it has acquired all of the outstanding stock of privately held Antin Engineering of San Diego, CA. for approximately $2.6 million in cash and SYS stock.

Antin provides information technology, C4ISR, and technical support services covering systems engineering, test and evaluation, training, human systems integration, and XML-directed solutions. Revenues for the nine months ended September 30, 2004 were approximately $4.0M with a current annual run rate of approximately $7.0M. The transaction is anticipated to be accretive to earnings in the fiscal third quarter.

Antin has access to a variety of Department of Defense, Blanket Purchasing Agreement, and Federal Technology Service Federal Systems Integration and Management Center contract vehicles and works currently with the Space and Naval Warfare Systems Command (SPAWAR) Headquarters, SPAWAR Systems Center-San Diego, SPAWAR Systems Center-Charleston, the US Air Force, the US Navy's Center for Information Technology, NASA, and the US Army. In addition to its headquarters in San Diego, it has staff located in Scottsdale, AZ; Washington, DC; Norfolk and Virginia Beach, VA; and Charleston, SC.

Cliff Cooke, President and CEO of SYS Technologies, said, "We are very pleased to have made this acquisition. In addition to Antin's business with the federal government, we are excited about its recent activities in homeland security, public safety and emergency preparedness. In these fields, Antin serves as the concept developer/integrator for industry technology partnerships that provide turnkey solutions to the first responder community. We see this as a logical area of business for us to enter, and this acquisition offers us a quicker and more effective entry than if we were to develop the capability in-house."

Dr. Janathin Miller, CEO of Antin, said, "Antin Engineering and its staff will benefit greatly from this transaction. With the nationwide resources of SYS Technologies upon which to draw, we expect that our growth will accelerate. I am particularly pleased that we have come under the SYS umbrella at this stage of that company's development. SYS has quintupled its revenues in just five years, and they intend deeper penetration in the military marketplace while expanding into the industrial and homeland security markets. I am very glad that Antin will be a part of that."

SYS provides Command and Control capabilities to the Department of Defense (DoD) and asset management capabilities applicable to Homeland Security and the industrial market place including Sensor Networking products and services to large OEM industrial customers. SYS has provided engineering and management consulting services to industrial and DoD customers since 1966. It currently has several multiple-year information technology, management and engineering service contracts with the U.S. Navy and General Services Administration. The Company is publicly traded (AMEX: SYS - News). SYS Technologies is headquartered in San Diego at 5050 Murphy Canyon Road, San Diego, California 92123 and has offices in Oxnard, California and Arlington and Chesapeake, Virginia. For additional information, visit the SYS Technologies web site at http://www.systechnologies.com.

This press release includes "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release regarding the Company's strategies, plans, objectives, expectations, and future operating results are forward-looking statements. Although SYS believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. Actual results could differ materially based upon a number of factors including, but not limited to, the state of economy, competition, unanticipated business opportunities, availability of financing, market acceptance, government regulation, dependence on key personnel, limited public market and liquidity, shares eligible for future sale, continuation and renewal of contracts and other risks that may apply to the Company including risks that are disclosed in the Company's Securities and Exchange Commission filings.

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